Exhibit 24.1

OMNIBUS POWERS OF ATTORNEY

Each person whose signature appears below authorizes each of David R. Money, Stanley J. Andersen, or any of them as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the registrants below, an exchange offer registration statement on Form S-4 and any amendments, including post-effective amendments, thereto, relating to the offer to exchange each of the 11.25% Senior Notes due 2021 of First Data Corporation (the “11.25% Notes”), the 10.625% Senior Notes due 2021 of First Data Corporation (the “10.625% Notes”), the 11.75% Senior Subordinated Notes due 2021 of First Data corporation (the “11.75% Notes”) and the guarantees relating to each of the 11.25% Notes, the 10.625% Notes and the 11.75% Notes for substantially identical outstanding notes and guarantees and to file the same, with all the exhibits thereto, and all other documents in connection therewith, as contemplated under the Registration Rights Agreement, dated as of February 13, 2013, among First Data Corporation, the subsidiary guarantors party thereto and the representatives of the initial purchasers, relating to the 11.25% Notes, the Registration Rights Agreement, dated as of April 10, 2013, among First Data Corporation, the subsidiary guarantors party thereto and the representatives of the initial purchasers, relating to the 10.625% Notes, the Registration Rights Agreements, dated as of May 30, 2013 and November 19, 2013, each, among First Data Corporation, the subsidiary guarantors party thereto and the representatives of the initial purchasers, relating to the 11.75% Notes, to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), necessary or advisable to enable the registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the SEC, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

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This Omnibus Power of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of December 11, 2013.

Bankcard Investigative Group Inc.
BUYPASS Inco Corporation
Call Interactive Holdings LLC
CESI Holdings, Inc.
Clover MarketPlace, LLC
Clover Network, Inc.
Concord Computing Corporation
Concord Corporate Services, Inc.
Concord EFS Financial Services, Inc.
Concord EFS, Inc.
Concord Emerging Technologies, Inc.
Concord Financial Technologies, Inc.
Concord One, LLC
Concord Payment Services, Inc.
Concord Processing, Inc.
Concord Transaction Services, LLC
CTS Holdings, LLC
CTS, Inc.
EPSF Corporation
FDFS Holdings, LLC
FDGS Group LLC
FDR Ireland Limited
FDR Limited
FDR Missouri Inc.
FDS Holdings Inc.
First Data Capital, Inc.
First Data Card Solutions, Inc.
First Data Commercial Services Holdings, Inc.
First Data Communications Corporation
First Data Corporation
First Data EC, LLC
First Data Government Solutions, Inc.
First Data Government Solutions, LP
First Data Latin America Inc.
First Data Merchant Services Corporation
First Data Merchant Services Northeast, LLC
First Data Merchant Services Southeast, L.L.C.
First Data Mobile Holdings, Inc.
First Data Payment Services, LLC
First Data Real Estate Holdings L.L.C.
First Data Resources, LLC
First Data Retail ATM Services L.P.
First Data Secure LLC

First Data Solutions Inc.
First Data Technologies, Inc.
First Data Transportation Services, Inc.
First Data Voice Services
FSM Services Inc.
FundsXpress, Inc.
FundsXpress Financial Network, Inc.
Gift Card Services, Inc.
Gratitude Holdings LLC
Ignite Payments, LLC
Instant Cash Services, LLC
Linkpoint International, Inc.
MAS Inco Corporation
MAS Ohio Corporation
Money Network Financial, LLC
National Payment Systems Inc.
New Payment Services, Inc.
PayPoint Electronic Payment Systems, LLC
PaySys International, Inc.
REMITCO LLC
Sagebrush Holdings LLC
Size Technologies, Inc.
Star Networks, Inc.
Star Processing, Inc.
Star Systems Assets, Inc.
Star Systems, Inc.
Star Systems, LLC
Strategic Investment Alternatives LLC
TASQ LLC
TASQ Technology, Inc.
TeleCheck International, Inc.
TeleCheck Pittsburgh/West Virginia, Inc.
TeleCheck Services, Inc.
Transaction Solutions, LLC
Unified Merchant Services
ValueLink, LLC

/s/ Frank J. Bisignano
Frank J. Bisignano

/s/ Ray E. Winborne
Ray E. Winborne

/s/ Barry D. Cooper
Barry D. Cooper

/s/ Joe W. Forehand
Joe W. Forehand

/s/ Henry R. Kravis
Henry R. Kravis

/s/ Scott C. Nuttall
Scott C. Nuttall

/s/ Tagar C. Olson
Tagar C. Olson

/s/ Joseph J. Plumeri
Joseph J. Plumeri

/s/ Stanley J. Andersen
Stanley J. Andersen

/s/ Roger Bracken
Roger Bracken

/s/ John J. Kneisel
John J. Kneisel

/s/ Rosalind Rayman
Rosalind Rayman

/s/ Keith Rowling
Keith Rowling

/s/ Scot Silverglate
Scot Silverglate

/s/ Mark S. Wallin
Mark S. Wallin

/s/ Chad J. Werner
Chad J. Werner